Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE, THE REPAYMENT OF ALL INDEBTEDNESS EVIDENCED HEREBY AND THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER BY THE HOLDER HEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 13, 2021 (AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF MARCH 8, 2022, THE “INTERCREDITOR AGREEMENT”), BY AND BETWEEN EMPERY TAX EFFICIENT, LP, MUSCLEPHARM CORPORATION AND RYAN DREXLER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

UNSECURED REVOLVING PROMISSORY NOTE

March 8, 2022

For Value Received, MusclePharm Corporation, a Nevada corporation (“the Company”), hereby unconditionally promises to pay to the order of Ryan Drexler (“Lender”), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Advances (as defined below) (the “Revolving Loan”), together with accrued and unpaid Interest (as defined below) thereon and any Costs of Collection (as defined below), due and payable on the dates and in the manner set forth below in this Unsecured Revolving Promissory Note (the “Note”).

1. Advances. The Lender may, in its sole discretion, make one or more advances (each, an “Advance,” and collectively, the “Advances”) to the Company, and the Company may, to the extent that the Lender permits in his sole discretion, borrow funds from the Lender hereunder. While the decision to make any Advance is at all times within the sole discretion of the Lender, whether the limitation set forth in clause 1(c) below is satisfied or not, it is understood and agreed by the Company that, as further limitations on the making of Advances by the Lender:

(a) each request for an Advance shall be made by the Company in writing, delivered to the Lender at least three (3) business days prior to the requested date of such Advance, and shall specify the date of such Advance and the amount of such Advance,

(b) requests may only be made if no Event of Default (as defined below) has occurred and is continuing,

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(c) each request shall be in the amount of at least ten thousand dollars (US$10,000) and shall be in thousand-dollar increments, and

(d) the proceeds of Advances shall be used by the Company solely to finance the production of orders made by Costco Wholesale Corporation or any of its affiliates or subsidiaries, as obligor of accounts receivables with respect to such orders (the “Costco Accounts Receivables”).

The Lender shall, and is hereby authorized to, record on the schedule attached hereto the date and amount of each Advance and the date and amount of each principal payment hereunder, provided, that, the failure of the Lender to record any Advance shall have no effect on the obligation of the Company to repay the Advance or to pay any other amount hereunder.

2. Interest. Simple interest shall accrue on the outstanding principal amount of each Advance from the date of such Advance until payment of such Advance at a rate of eighteen percent (18%) per annum (“Interest”), compounding annually. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Costs of Collection. If an Event of Default (as defined below) has occurred, the Company shall pay the reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Lender in the enforcement of the Lender’s rights hereunder (“Costs of Collection”).

4. Repayment.

(a) Each Advance made and not otherwise repaid, if any, all accrued Interest related thereto not otherwise paid, if any, and all accrued Costs of Collection related thereto not otherwise paid, if any (each such amount, the “Repayment Amount”), or at the sole discretion of the Lender, any portion of the Repayment Amount, shall be due and payable on the earlier of (a) the Maturity Date, as defined below, and (b) three (3) days following any demand of the Lender (each such date, a “Repayment Date”). Demand for payment hereunder shall be made by notice in writing, delivered by overnight courier to the undersigned at 6728 W. Sunset Rd., Suite 130, Las Vegas, NV 89118, or sent by email to Sabina.Rizvi@musclepharm.com or by fax to 800-490-7165 (with such demand being deemed made and effective one (1) business day after being sent via overnight courier, and effective on the same day it was sent (or, if not sent on a business day, on the following business day) if sent via email or fax), setting out details of the amount outstanding and the appropriate method of payment.

(b) The Company shall be entitled to prepay any outstanding principal amount of any Advances without premium or penalty following at least one (1) day’s advance written notice to the Lender, provided, that, any such prepayment shall be accompanied by a payment by the Company of all accrued and unpaid Interest and Costs of Collection on such prepaid principal.

(c) Unless earlier due and payable as provided in Section 4(a), each Repayment Amount shall be due and payable on the earliest of (i) the receipt of collections on the Costco Account Receivable in connection with the Advance related to such Repayment Amount, (ii) immediately upon receipt by the Company of a Notice of Acceleration (as defined below) from the Lender as provided by Section 8(a), and (iii) immediately upon the occurrence of an Event of Default of the type described in Section 7(b) or (c), as provided by Section 8(b) (the earliest such date being the “Maturity Date”).

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(d) All payments by the Company under this Note (including prepayments) shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. All payments hereunder shall be made in cash in immediately available U.S. Dollars.

(e) The Company and Lender agree that the Company’s obligations under the Note with respect to, among other things, right of payment to Lender are subordinate to the payment obligations of the Company pursuant to the Original Issue Discount Senior Secured Notes, dated as of October 13, 2021 (the “Existing Notes”), and any subordination agreement related thereto, and, among other things, no payments shall be made by Company under the Note if the Company is in default under the Existing Notes.

5. Application of Payments. Payments made hereunder shall be applied, first, to accrued but unpaid Costs of Collection, if any; second, to accrued but unpaid Interest, if any; third to unpaid principal on the Revolving Loan, if any (beginning with the earliest Advance for which principal remains unpaid and continuing in chronological order to subsequent Advances). Any excess amounts remaining after such application shall be returned to the Company within three (3) business days.

6. Reserved.

7. Default. There shall exist an event of default hereunder (an “Event of Default”) if

(a) the Company fails to repay or pay any and all unpaid principal, accrued and unpaid Interest, accrued and unpaid Costs of Collection and all other amounts owing under this Note when due and payable pursuant to the terms of this Note unless such failure is cured within three (3) days of the date the Lender has given notice of such breach to the Company;

(b) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors;

(c) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d) the Company breaches any other material term of this Note (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the earlier of the date on which (x) the Lender has given notice of such breach to the Company and (y) the Company has actual knowledge of such breach);

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(e) the Company amends or modifies the terms of any existing indebtedness in a manner that increases the principal amount thereof or the interest rate applicable thereto, accelerates the maturity of the obligations thereunder or otherwise adversely affects the Lender; provided, that, the foregoing shall not constitute an Event of Default if undertaken, caused, approved, consented to or voted in favor of by the Lender in his capacity as an employee, officer or director of the Company;

(f) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 that are not covered by insurance or an indemnity from a creditworthy party are rendered against the Company and/or any of its subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(g) the Company fails to pay, when due, giving effect to any applicable grace period, any payment with respect to any funded indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured funded indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with U.S. generally accepted accounting principles) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, other than (i) unsecured trade obligations in the ordinary course of business, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder or (ii) matters disclosed in the Company’s securities filings; provided, that, the foregoing shall not constitute an Event of Default if undertaken, caused, approved, consented to or voted in favor of by the Lender in his capacity as an employee, officer or director of the Company; or

(h) there exists any circumstances or events that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations or financial condition of the Company and its subsidiaries, taken as a whole; provided, that, the foregoing shall not constitute an Event of Default if such circumstances or events are undertaken, caused, approved, consented to or voted in favor of by the Lender in his capacity as an employee, officer or director of the Company.

8. Acceleration and Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default described in clause (a) or clauses (d) through (h) of Section 7 of this Note, the Lender shall be entitled to accelerate the entire indebtedness hereunder, including all principal, all Interest and all Costs of Collection, which shall become due and payable following receipt by the Company of written notice of the occurrence of said Event of Default (“Notice of Acceleration”).

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(b) Upon the occurrence and during the continuance of any Event of Default described in clauses (b) or (c) of Section 7 of this Note, the entire indebtedness hereunder, including all principal, all Interest, and all Costs of Collection, shall be automatically accelerated, and shall be immediately due and payable, without any demand, notice, or other action of the Lender or any other person or entity.

(c) Notwithstanding anything to the contrary in this Note or any other agreement, instrument or document, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any and all rights and remedies it may have under this Note or applicable law.

9. [Reserved].

10. Waivers. The Company, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, protest, presentment, notice of dishonor, notice of acceptance, and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

11. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Lender. Notwithstanding the foregoing, the Lender may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction).

13. Jurisdiction. Each of the Company and the Lender irrevocably submits to the jurisdiction of the courts of the State of Nevada and of the United States sitting in the State of Nevada, and of the courts of its own corporate or individual domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Each of the Company and the Lender irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on the Company or the Lender, as applicable, by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under this Note.

14. Waiver of Jury Trial. Each of the Company and the Lender hereby irrevocably waives any and all right to trial by jury in any proceeding.

15. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records; provided, that, any notice to the Company by the Lender also shall be provided to the independent directors of the Board.

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16. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Lender. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Lender and each transferee of this Note.

17. Entire Agreement. This Note constitutes the entire agreement between the Company and the Lender pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Company and the Lender are expressly canceled.

18. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

19. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

20. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

21. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify (but only to the extent of and out of Company assets) the Lender against all reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Lender in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Lender is involved, as a party or otherwise, or with which the Lender may be threatened, arising in connection with this Note (each, an “Action”), except to the extent the same has been finally adjudicated to constitute fraud, gross negligence or willful misconduct of the Lender or a breach by the Lender of this Note. Promptly after receipt by the Lender of notice of the commencement or threatened commencement against it of any third party Action, the Lender will notify the Company. The Company will be entitled to assume the defense of the Action unless the Lender shall have reasonably concluded that a conflict may exist between the Company and the Lender in conducting the defense of the Action. If the Company assumes the defense of any Action in accordance with the provisions of this Section, it will not be liable to the Lender for any legal or other expenses subsequently separately incurred by the Lender in connection with the defense of such Action. The Company shall not be liable for any settlement of a third-party Action effected without its written consent, which consent may not be unreasonably withheld.

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22. Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

23. Publication. The Company shall issue a widely disseminated press release by 9:30 a.m. (New York City time) on the trading day of the execution of this Note (or, if the date of execution is not a trading day, on the immediately following trading day, that discloses the material terms of the transactions contemplated by this Note and the intercreditor agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed this Unsecured Revolving Promissory Note as of the date indicated herein.

MusclePharm Corporation

By:	/s/ Sabina Rizvi
Name:	Sabina Rizvi
Title:	Chief Financial Officer

Acknowledged and Agreed:

Ryan Drexler

/s/ Ryan Drexler

SCHEDULE OF LOAN AND PAYMENTS OF PRINCIPAL
TO UNSECURED REVOLVING PROMISSORY NOTE
OF MUSCLEPHARM CORPORATION
DATED __________, 2022

Principal Amount of Advance	Date	Principal Amount Paid	Unpaid Balance